ROGER A. KIMMEL, JR. & ASSOCIATES
                               COUNSELLORS AT LAW
                               761 PARKVIEW DRIVE
                               AURORA, OHIO 44202
                               FAX: (419) 831-6057
                        TELEPHONE: (330) 995-0051 E-Mail:
                                KimmelLaw@aol.com

          Practice Limited to Matters Involving Corporate Securities


October 1, 1999

VIA  E-MAIL

Olde Monmouth Stock Transfer Co. Inc.
77 Memorial Parkway, Suite 101
Atlantic Highlands, New Jersey  07716

Attn. : Mr. Matthew J. Troster

      Re : OREX Gold Mines Corporation

      Subj.: Tradability of Regulation D, Rule 504 Shares to be issued to Manoj Associates, LLC

Dear Mr. Troster:

      I refer to the issuance by OREX Gold Mines Corporation, a Delaware corporation (the "Company"), of 430,000 shares (the "Shares") of its common stock, par value $0.001 per share, to Manoj Associates, LLC ("Purchaser"), for a sum of money which when added to the aggregate purchase price previously paid by other shareholders, will not exceed $1,000,000.

      I have been asked by the Company to provide you with an opinion as to the applicability of selected provisions of federal and state securities laws to the issuance and subsequent transferability of the Shares. This letter is written in response to such request. My knowledge of the issuance is derived from my review of the documents listed below. In connection with the opinions expressed in this letter, I have examined originals, certified copies or copies otherwise identified to my satisfaction as true copies of originals of the following documents, to-wit:

      (a) a Private Placement Memorandum;

      (b) a Notice of a Sale of Securities Pursuant to Regulation D, Section 4(6) and/or Uniform Limited Offering Exemption on Form D, executed on behalf of the Company relative to the Shares (the "Form D");

      (c) Proof of submission of the original and four copies of the above described Form D to the Securities and Exchange Commission;

      (d) Engagement of the exemption from registration pursuant to Section 11-51-308(1)(p) of the Colorado Securities Act for an offering made by OREX Gold Mines Corporation under Rule 504 and Regulation D of the Securities Act of 1933; and

      (e) Executed Subscription Agreement and Accredited Investor Questionnaire from Manoj Associates, LLC.

      I have not examined the minute books or other documents of the Company, and I have further assumed that none of the documents listed above have been modified or superseded.

      The opinions expressed below are subject to the qualifications and assumptions set forth in paragraphs 1 through 10 below, and to any matters not disclosed to me. In making these assumptions, I have not undertaken any independent examination of the facts upon which the assumptions are based.

      (1) The prescribed number of originals and copies of Form D, together with applicable filing fees, were duly and timely filed with the Securities and Exchange Commission and the Colorado Securities Commission.

      (2) Within the twelve-month period commencing February 18, 1999 (the "Exemption Window"), the Company shall not have made any offers or sales of securities in the United States unless such offers and sales have been registered under the Securities Act of 1933, as amended (the "Act"), and under any applicable state securities law; provided, however, that the Company may make additional sales of securities within the Exemption Window pursuant to Rule 504 of Regulation D under the Act (and under corresponding state exemptions from registration, if available) to the extent that the aggregate offering price of later sales as reflected in, or contemplated by, the Form D, shall not exceed $1,000,000. Should the Company make any registered offering of securities within the Exemption Window, such offering shall be on terms that shall not cause it to be subject to "integration," within the meaning of Rule 502 of Regulation D under the Act, with any prior offering of the Company.

      (3) General solicitation or advertising, if any, was conducted by the Company in accordance with Subsections 2 and 3 of Section 51-3.13B of the Colorado Securities Act.

      (4) The Company relied upon Regulation D in connection with the offering and sale of the Shares. The Company's reliance upon Regulation D in connection with such offerings and sales was for purposes only of such offerings and sales. Such reliance and such offerings and sales were not a part of any plan to evade any otherwise applicable registration provisions of the Act.

      (5) The Company is, and at all times has been, aware that reliance upon Regulation D does not obviate the need to comply with any applicable state law relating to the offer and sale of securities.

      (6) The Company is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

      (7) At no time has the Company been an "investment company" within the meaning of the federal securities laws.

      (8) The Company is in good standing as a corporation under the laws of the State of Delaware.

      (9) The shares are validly issued, are fully paid and are non-assessable.

      (10) The Company is and at all relevant times has been aware (i) that compliance with Regulation D does not constitute compliance with anti-fraud provisions of state or federal securities laws, (ii) that this firm has not reviewed, or acted as counsel to the Company in connection with such disclosure, and (iii) that this firm has not determined, or issued any opinion with respect to, the residency of Manoj Associates, LLC, or have been asked to determine, the applicability of the offering or sale of the Shares of the laws of any jurisdiction other than the United States and the State of Colorado.

      Solely upon the basis of the examination described above, and subject to each of the qualifications and assumptions listed above, I am of the opinion that:

      A. By virtue of Rule 504 of Regulation D under the Act and of Section 3(b) of the Act, the offering and sale of the Shares were exempt from the registration requirements imposed by Section 5 of the Act.

      B. By virtue of Rule 504 of Regulation D under the Act and of Section 51-3.13B of the Colorado Securities Act, resale of the Shares is not subject to
Section 5 of the Act or Rule 144 of the rules and regulations promulgated under the Act.

      C. Certificates representing the Shares (i) are not required by the Act or any regulation under the Act to bear a legend that the securities have not been registered under the Act and (ii) are not required by the Act or any regulation under the Act to bear a legend that the securities cannot be resold unless they are registered under the Act or unless an exemption from registration is available.

      D. Certificates representing the Shares (i) are not required by the laws of the State of Colorado ("Colorado Law") to bear a legend that the securities have not been registered under Colorado Law, and (ii) are not required by Colorado Law to bear a legend that the securities cannot be resold unless they are registered under Colorado Law or unless an exemption from registration is available.

      Accordingly, please utilize a certificate(s) presently in your possession to effectuate the delivery of one free trading certificate(s) representing 430,000 shares of OREX common stock to Manoj Associates, LLC.

      The opinions expressed in this letter are based exclusively upon the laws of the United States and of the State of Colorado. I have not been asked to express and do not express any opinion under the laws of any other jurisdiction.

      This opinion letter is delivered solely for the benefit of the Company and of its stock transfer agent, Olde Monmouth Stock Transfer Co., Inc., and is not for the use and benefit of any other person.

                                    Very truly yours,

                                    Electronically Transmitted
                                    Without Signature

                                    Roger A. Kimmel, Jr.
                                    Reg. No.:  0028988